Exhibit 99.1

WCA Waste Corporation Announces Second Quarter 2006 Results

 --     Second Quarter Revenue Increased 31.5%
 --     Second Quarter Operating Income Increased 29.9%
 --     Company Completes New Capital Plan

HOUSTON, Aug. 1, 2006 (PRIMEZONE) -- WCA Waste Corporation (Nasdaq:WCAA) announced today financial results for the second quarter ended June 30, 2006. For the second quarter of 2006, revenue increased 31.5% to $38.2 million over the $29.1 million that was reported for the same period last year. Operating income increased 29.9% to $6.8 million over the $5.3 million that was reported for the quarter ended June 30, 2005. Net income for the quarter was $3.8 million, or $0.23 per share compared to $0.9 million, or $0.06 per share for the second quarter last year. During the quarter we recognized $3.7 million ($2.2 million net of tax, or $0.13 per share) of income related to the unrealized gain on our interest rate swap that was terminated on July 5, 2006. During the same quarter last year we wrote off $1.3 million ($0.8 million net of tax, or $0.05 per share) of deferred financing costs.

For the six months ended June 30, 2006, revenue increased 40.4% to $72.9 million over the $51.9 million for the same period last year. Operating income increased 53.7% to $11.9 million over the $7.8 million for the six months ended June 30, 2005. Net income for the six months ended June 30, 2006 was $4.5 million, or $0.27 per share compared to $1.6 million, or $0.10 per share for the same period in 2005.

Tom Fatjo, Chairman of WCA Waste Corporation, stated, "We are pleased with the operational results for the second quarter of 2006. We are confident with our target forecast for 2006, which does not include the impact of potential acquisitions:

 --   Revenue in excess of $140 million, a 23% increase over 2005;
 --   Operating income in excess of $21 million, a 24% increase over
      2005; and
 --   EBITDA in excess of $40 million, a 25% increase over 2005."

We have completed our strategic review, which was a primary focus of certain members of management and the Board during the quarter. The capital plan that resulted from this review and was completed in July 2006 includes:

 --  The private placement of $150 million of 9.25% senior unsecured notes due 2014, which closed on July 5, 2006. The proceeds from this offering were utilized to retire or pay down our existing borrowings;
 --  A new $175 million senior secured credit facility led by Comerica
     Bank, which included the exercise of $75 million of the $100 million accordion on July 28, 2006, in addition to the original
     $100 million underwritten commitment; and
 --  The purchase by Ares Corporate Opportunities Fund II, L.P. of $75
     million in convertible preferred stock. The preferred stock is convertible into our common stock at $9.60 per share and carries a 5% payment-in-kind (PIK) dividend. This transaction closed on
     July 27, 2006.

As a result of completing this capital plan, we will write off $2.9 million (approximately $1.7 million net of tax) of deferred financing costs associated with debt under our previous capital structure during the third quarter of 2006.

Compared to financial information as of March 31, 2006, the results of the capital plan are as follows:

 --   Improves ratio of debt (net of cash) to total capitalization from
      66.1% to 39.5%;
 --   Increases equity from $94 million to approximately $169 million;
 --   Reduces interest rates on senior secured debt, when outstanding, from LIBOR plus 300 basis points to LIBOR plus 175 basis points at our current targeted debt levels;
 --   Fixes interest rates on substantially all of our debt including:
      -   $150 million in senior unsecured notes at 9.25%; and
      -   Up to $150 million on the revolving senior credit facility at 5.64% (plus the applicable margins), after consideration of our previously announced new interest rate swap
          agreement.
 --   We will have approximately $225 million in unused available capital.

The following tables provide more detailed information about our second quarter earnings. In these tables, EBITDA, our non-GAAP measure, is reconciled to our net income. WCA Waste Corporation will be hosting a conference call to discuss the second quarter 2006 earnings at 8:30 am Eastern Time on August 2, 2006.

WCA Waste Corporation is an integrated company engaged in the transportation, processing and disposal of non-hazardous solid waste. The Company's operations consists of twenty landfills, twenty-one transfer stations/material recovery facilities and twenty-four collection operations located throughout Alabama, Arkansas, Colorado, Florida, Kansas, Missouri, New Mexico, North Carolina, South Carolina, Tennessee and Texas. The Company's common stock is traded on the NASDAQ National Market System under the symbol "WCAA."

The WCA Waste Corporation logo is available at http://www.primezone.com/newsroom/prs/?pkgid=1736

RISK FACTORS AND CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This press release and other communications, such as conference calls, presentations, statements in public filings, other press releases, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally include discussions and descriptions other than historical information. These statements can generally be identified as such because the context of the statement will include words such as "may," "will," "should," "outlook," "project," "intend," "seek," "plan," "believe," "anticipate," "expect," "estimate," "potential," "continue," or "opportunity," the negatives of these words, or similar words or expressions. Similarly, statements that describe our plans, objectives, goals, expectations or intentions and other statements that are not historical facts are forward-looking statements. For example, descriptions of strategy are forward-looking statements, including descriptions of our acquisition strategy and the benefits of any acquisition or potential acquisition.

The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. We caution that forward-looking statements are not guarantees, are based upon the current beliefs and expectations of WCA's management, and are subject to known and unknown risks and uncertainties. Since our business, operations and strategies are subject to a number of risks, uncertainties and other factors, actual results may differ materially from those described in the forward-looking statements.

As to acquisitions and acquisition strategies, on which our future financial performance will significantly depend, risks and uncertainties include, without limitation: we may be unable to identify, complete or integrate future acquisitions successfully; we compete for acquisition candidates with other purchasers, some of which have greater financial resources and may be able to offer more favorable terms; revenue and other synergies from acquisitions may not be fully realized or may take longer to realize than expected; we may not be able to improve internalization rates by directing waste volumes from acquired businesses to our landfills for regulatory, business or other reasons; businesses that we acquire may have unknown liabilities and require unforeseen capital expenditures; changes or disruptions associated with making acquisitions may make it more difficult to maintain relationships with customers of the acquired businesses; in connection with financing acquisitions, we may incur additional indebtedness, or may issue additional shares of our common stock which would dilute the ownership percentage of existing stockholders; rapid growth may strain our management, operational, financial and other resources; revenue and other synergies from acquisitions may not be fully realized or may take longer to realize than expected; and we may not be able to improve internalization rates by directing waste volumes from acquired businesses to our landfills for regulatory, business or other reasons.

Moreover, our results will be subject to a number of operational and other risks, including the following: we may not be successful in expanding the permitted capacity of our current or future landfills; our business is capital intensive, requiring ongoing cash outlays that may strain or consume our available capital; increases in the costs of disposal, labor and fuel could reduce operating margins; increases in costs of insurance or failure to maintain full coverage could reduce operating income; we may be unable to obtain financial assurances necessary for our operations; we are subject to environmental and safety laws, which restrict our operations and increase our costs, and may impose significant unforeseen liabilities; we compete with large companies and municipalities with greater financial and operational resources, and we also compete with alternatives to landfill disposal; covenants in our credit facilities and the instruments governing our other indebtedness may limit our ability to grow our business and make capital expenditures; changes in interest rates may affect our results of operations; a downturn in U.S. economic conditions or the economic conditions in our markets may have an adverse impact on our business and results of operations; and our success depends on key members of our senior management, the loss of any of whom could disrupt our customer and business relationships and our operations.

We describe these and other risks in greater detail in the sections entitled "Business -- Risk Factors" and "Cautionary Statement About Forward-Looking Statements" included in our Annual Report on Form 10-K for the year-ended December 31, 2005 and our Current Report on Form 8-K filed on June 20, 2006, to which we refer you for additional information.

                       WCA Waste Corporation
            Condensed Consolidated Statement of Operations
                              (Unaudited)

                              Three Months Ended     Six Months Ended
                                  June 30,               June 30,
                             -------------------   -------------------
                               2006       2005       2006       2005
                             --------   --------   --------   --------
                              (In thousands, except per share amounts)

 Revenue                     $ 38,216   $ 29,052   $ 72,896   $ 51,937
 Expenses:
   Cost of services            24,186     17,904     46,470     33,688
   Depreciation and
    amortization                4,769      3,613      9,337      6,451
   General and
    administrative:
    Stock-based
     compensation charge          308        137        561        137
    Other general and
     administrative             2,128      2,145      4,585      3,891
                             --------   --------   --------   --------
                               31,391     23,799     60,953     44,167
                             --------   --------   --------   --------
 Operating income               6,825      5,253     11,943      7,770
 Other income (expense):
   Interest expense, net       (4,173)    (2,527)    (8,280)    (3,879)
   Write-off of deferred
    financing costs and
    debt discount                 --     (1,294)        --      (1,294)
   Unrealized gain on
    interest rate swap          3,704        --       3,704        --
   Other                           64          9         73         13
                             --------   --------   --------   --------
                                (405)     (3,812)    (4,503)    (5,160)
                             --------   --------   --------   --------

 Income before income
  taxes                        6,420       1,441      7,440      2,610
 Income tax provision         (2,581)       (559)    (2,989)    (1,020)
                             --------   --------   --------   --------
 Net income                  $  3,839   $    882   $  4,451   $  1,590
                             ========   ========   ========   ========

 PER SHARE DATA (Basic
   and diluted):

 Net income
  - Basic                    $   0.23   $   0.06   $   0.27   $   0.10
                             ========   ========   ========   ========
  - Diluted(a)               $   0.23   $   0.06   $   0.27   $   0.10
                             ========   ========   ========   ========
 WEIGHTED AVERAGE SHARES
  OUTSTANDING (Basic)         16,360      15,362     16,340     15,334
                             --------   --------   --------   --------
 WEIGHTED AVERAGE SHARES
  OUTSTANDING (Diluted)(a)    17,021      15,372     17,005     15,362
                             --------   --------   --------   --------

 (a) The diluted earnings per share and the diluted weighted average shares outstanding for the three and six months ended June 30,
     2006 assume conversion of our $7 million convertible seller notes. The interest expense related to these notes, net of tax, for the three and six months ended June 30, 2006 was $72 and
     $143, respectively. The assumed conversion of the convertible notes added 635,728 additional shares to the diluted weighted average shares outstanding.

                      Non-GAAP Financial Measures
 ---------------------------------------------------------------------

     Our management evaluates our performance based on non-GAAP measures, of which the primary performance measure is EBITDA.
     EBITDA consists of earnings (net income) before interest expense
     (including the unrealized gain on the interest rate swap and the write-off of deferred financing costs and debt discount), income tax expense, depreciation and amortization. We also use these same measures when evaluating potential acquisition candidates.

     We believe EBITDA is useful to an investor in evaluating our operating performance because:

 --  it is widely used by investors in our industry to measure a company's operating performance without regard to items such as interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;

 --  it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation and amortization of our landfills and vehicles) from our operating results; and

 --  it helps investors identify items that are within operational control. Depreciation charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

     Our management uses EBITDA:

 --  as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;

 --  as one method we use to estimate a purchase price (often expressed as a multiple of EBITDA) for solid waste companies we intend to acquire. The appropriate EBITDA multiple will vary from acquisition to acquisition depending on factors such as the size of the operation, the type of operation, the anticipated growth in the market, the strategic location of the operation in its market as well as other considerations;

 --  in presentations to our board of directors to enable them to have the same consistent measurement basis of operating performance used by management;

 --  as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations;

 --  in evaluations of field operations since it represents
     operational performance and takes into account financial measures within the control of the field operating units;

 --  as a component of incentive cash bonuses paid to our executive officers and other employees;

 --  to assess compliance with financial ratios and covenants included in our credit facility; and

 --  in communications with investors, lenders, and others, concerning our financial performance.

 The following presents a reconciliation of net income to our total EBITDA (in thousands):

                              Three Months Ended     Six Months Ended
                                   June 30,               June 30,
                             -------------------   -------------------
                               2006        2005      2006      2005
                             --------   --------   --------   --------

 Net income                   $ 3,839      $ 882    $ 4,451    $ 1,590
 Depreciation and
  amortization                  4,769      3,613      9,337      6,451
 Interest expense, net          4,173      2,527      8,280      3,879
 Write-off of
  deferred financing
  costs and debt
  discount                        --       1,294        --       1,294
 Unrealized gain on
  interest rate swap           (3,704)       --      (3,704)       --
 Income tax provision           2,581        559      2,989      1,020
                             --------   --------   --------   --------
 Total EBITDA                $ 11,658   $  8,875   $ 21,353   $ 14,234
                             ========   ========   ========   ========
 As a percentage of
  revenue                        30.5%      30.5%      29.3%      27.4%

     Our EBITDA, as we define it, may not be comparable to similarly titled measures employed by other companies and are not measures of performance calculated in accordance with GAAP. EBITDA should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

     The following table presents a reconciliation of net income to adjusted net income after excluding the write-off of deferred financing costs and debt discount, the unrealized gain on our interest rate swap (in thousands). These items are excluded because they are not representative of our on-going operational performance. Per share information of the adjusted net income is also shown below:

 Adjusted net income
  to exclude
  write-off of
  deferred financing
  costs and debt              Three Months Ended     Six Months Ended
  discount,                         June 30,             June 30,
  unrealized gain on           -----------------     -----------------
  interest rate swap:           2006       2005       2006       2005
                               ------     ------     ------     ------
 Net income in
  accordance with
  GAAP                        $ 3,839      $ 882    $ 4,451    $ 1,590
 Write-off of
  deferred financing
  costs and debt
  discount, net of
  tax                             --         841        --         841
 Unrealized gain on
  interest rate swap,
  net of tax                   (2,239)       --      (2,239)       --
                               ------     ------     ------     ------
 Adjusted net income           $1,600     $1,723    $ 2,212    $ 2,431
                               ======     ======    =======    =======

 PER SHARE DATA
   (Basic and
   diluted):
 Adjusted net income
  to exclude
  write-off of
  deferred financing
  costs and debt
  discount, unrealized
  gain on interest
  rate swap:

    -- Basic                   $ 0.10     $ 0.11     $ 0.14     $ 0.16
                               ======     ======    =======    =======
   -- Diluted                  $ 0.10     $ 0.11     $ 0.14     $ 0.16
                               ======     ======    =======    =======
   WEIGHTED AVERAGE
    SHARES
    OUTSTANDING
    (Basic)                    16,360     15,362     16,340     15,334
                               ------     ------     ------     ------
   WEIGHTED AVERAGE
    SHARES
    OUTSTANDING
    (Diluted)                  16,385     15,372     16,370     15,362
                               ------     ------     ------     ------

                      Supplemental Disclosures
 ----------------------------------------------------------------------
                         (Dollars in millions)

                                                 Six Months Ended
                                                  June 30, 2006
                                                ------------------
 Revenue Breakdown:
    Collection                                  $ 41.8       46.3%
    Disposal                                      30.0       33.3%
    Transfer                                      14.4       16.0%
    Other                                          4.0        4.4%
                                                ------      ------
             Total                                90.2      100.0%
    Intercompany eliminations                    (17.3)
                                                ------
             Total reported revenue             $ 72.9
                                                ======
 Internalization of Disposal:
 Six months ended June 30, 2006                   76.7%

 Debt to Capitalization:
    Long-term debt including
     current maturities                         $182.7
    Total equity                                  96.6
                                                ------
     Total capitalization                       $279.3
                                                ======

       Debt-to-total capitalization               65.4%
 ---------------------------------------------------------------------

 Net Debt to Capitalization after Issuance of $150 million Senior
 Notes and $75 million Preferred Stock:

   Senior notes                                 $150.0
   Other long-term debt including
    current maturities                            17.8
   Cash on hand and restricted cash (b)          (57.5)
                                                ------
   Net debt                                      110.3
   Total equity                                  169.1
                                                ------
     Total capitalization                       $279.4
                                                ======

       Net debt-to-total capitalization           39.5%

 (b) Total restricted cash of $6.7 million includes $1.4 million associated with long-term tax-exempt bonds and $5.3 million collateralizing certain letters of credit anticipated to be released during the third quarter of 2006.

CONTACT:  WCA Waste Corporation, Houston
          Tommy Fatjo
          713-292-2400